EXECUTION VERSION 4866-4344-7334 v.3 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (“Amendment”) is dated as of July 1, 2022 (the “Execution Date”), by and between Newtek Business Services Corp., a corporation formed under the laws of the State of Maryland (“Purchaser”), and Richard Gelman in his capacity as the Sellers’ Representative pursuant to Section 10.01 of the Agreement (as hereinafter defined) (the “Sellers’ Representative”). WHEREAS, those persons whose names and addresses set forth in Schedule A thereto, National Bank of New York City, a national bank located in the State of New York (the “Bank”), and Purchaser entered into that certain Stock Purchase Agreement, dated as of August 2, 2021 (the “Agreement”); WHEREAS, Section 11.01 of the Agreement allows Purchaser and the Sellers’ Representative to amend or waive any provision of the Agreement subject to Section 10.05 thereof; and WHEREAS, Purchaser and the Sellers’ Representative desire to amend the Agreement. NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers, Bank and Purchaser agree to amend the Agreement: 1. The below recital is deleted in its entirety: “WHEREAS, on the date hereof, Purchaser has entered into an employment agreement with Nicholas DeMeo, the President of the Bank, with such agreement to be effective upon and subject to the Closing; and” 2. Section 6.08 is deleted in its entirety and replaced with the following: Compensation Matters. After the date hereof, the Purchaser shall create a cash retention pool of $225,000 in the aggregate for employees of the Bank on such terms as shall be determined by the Purchaser in consultation with the Chairman of the Board of the Bank, which shall, subject to the Closing, be paid to such employees of the Bank within thirty (30) days following the Closing Date or at such later dates as may be provided in any retention award. 3. Section 7.02(k) of the Agreement is deleted in its entirety and replaced with the following: “(k) Bank Employees. The number of employees of the Bank as of the Closing shall not be less than 75% of the number of employees as of the date of this Agreement; for the avoidance of doubt, the Bank employees as of the Closing do not need to be the same persons as were employees as of the date hereof, provided that any person hired by the Bank as a Bank employee subsequent to the date

-2- 4866-4344-7334 v.3 hereof shall be reasonably qualified, based upon, among other considerations, such person’s experience, expertise, credentials and qualifications to perform the job functions of the position at the Bank for which such person is hired.” This Amendment shall be effective as of the Execution Date. This Amendment shall be interpreted and enforced in accordance with the laws governing the Agreement, and the parties hereto agree to resolve any issues arising from this Amendment in accordance with the terms of the Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Amendment with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument, and each counterpart will constitute an original of this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect as written. In the event of any conflict between this Amendment and the Agreement, the provisions of this Amendment shall control for all purposes. The Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the parties hereto concerning the subject matter hereof and supersedes all oral communication and prior writings with respect thereto. No further amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement. IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be duly executed in counterparts all as of the day and year first above written. [signature page follows]

[Signature page to First Amendment to Stock Purchase Agreement] SELLERS’ REPRESENTATIVE: RICHARD GELMAN By: Name: Richard Gelman PURCHASER: NEWTEK BUSINESS SERVICES CORP. By: Name: Barry Sloane Title: Chairman, President and Chief Executive Officer